Exhibit 4.1

Seaspan Corporation

Incorporated Under the Laws

of the Republic of The Marshall Islands

This Certifies that

IS THE OWNER OF

fully paid and non-assessable PAR VALUE $0.01, 9.50% Cumulative REDEEMABLE PERPETUAL Preferred SHARES – Series C of Seaspan Corporation

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate, properly endorsed.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Articles of Incorporation and Bylaws of the Corporation and the Statement of Designation related to the 9.50% Cumulative Redeemable Perpetual Preferred Shares – Series C and the amendments from time to time made thereto.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

Countersigned and Registered

American Stock Transfer & TrUST Company, LLC

Transfer Agent And Registrar See reverse side for CERTAIN DEFINITIONS AND transfer restrictions CHIEF EXECUTIVE OFFICER AUTHORIZED SIGNATURE SECRETARY

The Corporation will furnish without charge to each Seaspan Corporation shareholder who so requests a statement of the number of shares constituting each class or series of stock and the designation thereof, and a copy of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common UNIF GIFT MIN ACT — _________________ Custodian ___________

TEN ENT — as tenants by the entireties (Cust) (Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common Under Uniform Gifts to Minors

Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.